SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of December 31, 2007, between GLOBETECH ENVIRONMENTAL, INC., a corporation organized and existing under the laws of the State of Nevada (“Company”), and Sridhar Ramachandran (“Investor”);

W I T N E S S E T H:

WHEREAS, Investor is a shareholder of the Company and has, on an unsolicited basis, advised the Company of his desire to invest additional funds in the Company on the terms set forth herein; and

WHEREAS, the Company is willing and able to issue shares of common stock and warrants to Investor on the terms described herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

SECTION 1. Purchase and Sale of Shares and Warrants. On the Closing Date and at the Closing, the Company shall sell, issue, and deliver to Investor or its assigns, free and clear of all encumbrances, and Investor shall purchase, (a) such number of shares of its common stock, $0.001 par value (the “Shares”), as shall be determined by dividing $30,000 (the “Purchase Price”) by the average closing price of the Company’s common stock over the five trading days immediately preceding the Closing Date (the “Closing Price”), and (b) a warrant (the “Warrant”), substantially in the form attached hereto as Exhibit A, to purchase one share of the Company’s common stock for each share issuable to Investor pursuant to Section 1(a), the principal terms of the Warrant being as follows: (y) term of exercise of 2 years, and (z) exercise price equal to 200% of the Closing Price.

SECTION 2. Closing Deliveries. At the Closing: (a) the Company shall deliver, or cause to be delivered, to Investor certificates evidencing ownership of the Shares and the Warrant; and (b) Investor shall deliver to the Company the Purchase Price.

SECTION 3. Representations and Warranties of the Company. As an inducement to Investor to enter into this Agreement, the Company hereby represents and warrants to Investor as provided below:

(a)       Organization and Authority. The Company and each subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all necessary power and authority: (i) to own and operate its properties and assets and to carry on its business as now conducted and presently proposed to be conducted; (ii) to issue and sell the Shares and Warrant; and (iii) to enter into this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Company and each subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, appropriate, or desirable, except for those jurisdictions in which failure to be so licensed or qualified would not have a material adverse effect.

(b)          Authorization, Execution and Delivery. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby will have been duly authorized and approved by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)           Capital Stock. Upon consummation of the transactions contemplated hereby and registration of the Shares in the name of Investor in the stock records of the Company, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances.

(d)          No Conflict. The execution, delivery, and performance of this Agreement by the Company does not and will not: (i) violate, conflict with, or result in the breach of any provision of the

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articles of incorporation or by-laws (or similar organizational documents) of the Company or any subsidiary; (ii) conflict with or violate (or cause an event or condition which could reasonably be expected to result in a material adverse effect as a result of) any law or governmental order applicable to the Company or any subsidiary or any of their respective assets, properties, or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Shares or the Warrant, or on any of the assets or properties of the Company or any subsidiary pursuant to, any contract to which the Company or any subsidiary is a party or by which any of such assets or properties is bound or affected.

(e)           Consents and Approvals. The execution, delivery, and performance of this Agreement by the Company does not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority or any other person; except for the filing of notices of sale in accordance with applicable state securities laws.

(f)           Private Offering. Assuming the accuracy of Investor’s representations in Section 4, the offer, issuance, and sale of the Shares and the Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the “Securities Act”), and have been registered or qualified, or are exempt from registration and qualification, under the registration, permit, or qualification requirements of all applicable state securities laws.

(g)          Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated hereby based upon any contract made by or on behalf of the Company.

SECTION 4. Representations and Warranties of Investor. As an inducement to the Company to enter into this Agreement, except as set forth in a writing delivered by Investor prior to the date hereof, Investor hereby represents and warrants to the Company as follows:

(a)           Authorization, Execution and Delivery. The execution and delivery of this Agreement by Investor, the performance by Investor of its obligations hereunder and thereunder, and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution, and delivery by the Company and each other party thereto) this Agreement constitutes a legal, valid, and binding obligation of Investor enforceable against Investor in accordance with its terms.

(b)          No Conflict. The execution, delivery, and performance of this Agreement does not and will not: (i) conflict with or violate any law or governmental order applicable to Investor; or (ii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Investor pursuant to, any contract to which Investor is a party or by which any of such assets or properties is bound or affected.

(c)           Governmental Consents and Approvals. The execution, delivery, and performance of this Agreement by Investor does not and will not require any consent, approval, authorization, or other order of, action by, filing with, or notification to, any governmental authority.

(d)	Investment Purpose, Knowledge and Experience. Investor:

(i)           is acquiring the Shares and the Warrant for the Investor’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws.

(1)

(ii)          understands that (A) the Shares and the Warrant (1) have not been registered under the Act or any state securities laws, (2) will be issued in reliance upon an

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exemption from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) and/or Regulation D thereof, (3) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held by the Investor indefinitely, and (B) the Investor must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. The Investor further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Investor expressed herein. Pursuant to the foregoing, the Investor acknowledges that the certificate representing the Shares acquired by the Investor, including the shares issued upon exercise of the Warrant, shall bear a restrictive legend substantially as follows:

“The securities represented by this certificate are subject to restrictions on transfer under the Securities Act of 1933, as amended, and state securities laws, and may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of unless (i) registered under the applicable securities laws or (ii) an opinion of counsel, which opinion and counsel are both reasonably satisfactory to the Company, has been delivered to the Company and such opinion states that the securities may be transferred without such registration.”

(iii)         acknowledges that the Company is not under an obligation to register the Shares, or the shares issuable on exercise of the Warrant, under the Act or the securities laws of any state. In addition, the Investor acknowledges that the Investor has been advised that:

IN MAKING AN INVESTMENT DECISION THE INVESTOR MUST RELY ON HIS, HER OR ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN APPROVED, DISAPPROVED OR RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY REPRESENTATION BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTOR IS AWARE THAT HE MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SHARES CANNOT READILY BE LIQUIDATED IN CASE OF EMERGENCY, NOR CAN THE SHARES BE PLEDGED TO SECURE BORROWED FUNDS.

(iv)         has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Investor’s interest in connection with the acquisition of the Shares. The Investor understands that the acquisition of the Shares and the Warrant is a speculative investment and involves substantial risks and that the Investor could lose his entire investment in the Shares and the Warrant. To the extent deemed necessary by the Investor, the Investor has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Shares and the Warrant. The Investor has the ability to bear the economic risks of the investment in the Company, including a complete loss of the investment, and the Investor has no need for liquidity in such investment.

(v)          has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Shares and the Warrant and the merits and risks of an investment in the Shares and the Warrant which the Investor has requested or otherwise needs to evaluate the investment in the Shares and the Warrant.

(vi)         in making the proposed investment decision, the Investor is relying solely on investigations made by the Investor and the Investor’s representatives. The Investor solicited the purchase and sale of the Shares and the Warrant and no solicitation in that regard was made by the Company. The Investor was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and at no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.

(vii)        acknowledges and is aware that there has never been any representation, guarantee or warranty made by the Company or any officer, director, employee or agent or representative of the Company, expressly or by implication, as to (A) the approximate or exact length of time that the Investor will be required to remain an owner of the Shares and the Warrant; (B) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (C) that the limited past performance (if any) or experience on the part of the Company, or any future expectations will in any way indicate the predictable results of the ownership of Shares and the Warrant or of the overall financial performance of the Company.

(viii)       agrees to furnish the Company such other information as the Company may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Company immediately of any material change in the information provided herein that occurs prior to the Company’s acceptance of this Agreement.

(ix)         represents and warrants that he is an “Accredited Investor” within the meaning of Regulation D, as promulgated by the Securities and Exchange Commission.

(x)	is a resident of the State of California.

The foregoing representations and warranties and undertakings are made by the Investor with the intent that they be relied upon in determining the Investor’s suitability as an investor and the Investor hereby agrees that such representations and warranties shall survive the Investor’s purchase of the Shares and the Warrant.

SECTION 5. Closing. Closing (the “Closing”) of the transactions contemplated herein shall be held at the offices of the Company at 10:00 a.m. local time on or before December 1, 2007 (the “Closing Date”), or at such

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other time and place as the parties hereto may mutually agree. Closing Price is $.04 per share for purposes of this agreement.

SECTION 6. Conditions to Closing.

(a)           The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(i)           Representations, Warranties and Covenants. The representations and warranties of Investor contained herein shall have been true and complete when made and shall be true and complete in all material respects as of the Closing Date, with the same force and effect as if made as of such date, other than such representations and warranties as are made as of another date, which shall remain true and complete in all material respects as of such other date; and the covenants and agreements contained herein to be performed or observed by Investor at or prior to the Closing shall have been performed or observed in all material respects.

(ii)          No Actions; Laws. No action shall have been commenced or threatened by or before any governmental authority against the Company or Investor, and no law shall have been enacted, issued, promulgated, enforced, or entered, that could reasonably be expected to restrain, prohibit, invalidate, render impossible or unlawful, or otherwise materially and adversely affect the transactions contemplated hereby; provided, however, that the provisions of this paragraph shall not apply if the Company shall have solicited or encouraged, directly or indirectly, any such action or law.

(b)          The obligations of Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(i)           Representations, Warranties and Covenants. The representations and warranties of the Company contained herein shall have been true and complete when made and shall be true and complete in all material respects as of the Closing Date, with the same force and effect as if made as of such date, other than such representations and warranties as are made as of another date, which shall remain true and complete in all material respects as of such other date; and the covenants and agreements contained herein to be performed or observed by the Company at or prior to the Closing shall have been performed or observed in all material respects.

(ii)          No Actions; Laws. No action shall have been commenced or threatened by or before any governmental authority against the Company or Investor, and no law shall have been enacted, issued, promulgated, enforced, or entered, that could reasonably be expected: (A) to restrain, prohibit, invalidate, render impossible or unlawful, or otherwise materially and adversely affect the transactions contemplated hereby; or (B) to result in a material adverse effect; provided, however, that the provisions of this paragraph shall not apply if Investor shall have solicited or encouraged, directly or indirectly, any such action or law.

SECTION 7. Termination. This Agreement may be terminated by written notice of termination at any time prior to the Closing:

(a)           by Investor if: (i) any event or condition occurs that results in, or could reasonably be expected to result in, a material adverse effect; (1) any representation or warranty of the Company contained herein was not true and complete in all material respects when made; (iii) the Company does not comply in all material respects with each covenant or agreement contained herein to be performed or observed by it; or (iv) the Company makes a general assignment for the benefit of creditors, or any proceeding is instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking the liquidation, winding up, or reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization;

(b)          by the Company if: (i) any representation or warranty of Investor contained herein was not true and complete in all material respects when made; or (ii) Investor does not comply in all material respects with each covenant or agreement contained herein to be performed or observed by it;

(c)           by Investor or the Company if any governmental authority issues any order, decree, or ruling or takes any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling, or other action becomes final and nonappealable; or

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(d)	by the mutual written consent of Investor and the Company.

SECTION 8. Miscellaneous.

(a)           Further Action. The Company shall, promptly after any request therefor by Investor and at the Company’s sole cost and expense, take or cause to be taken all actions, do or cause to be done all things, and execute and deliver or cause to be executed and delivered all documents, instruments, certificates, further assurances, or other papers, which Investor may reasonably deem necessary, appropriate, or desirable in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b)          Expenses. Except as otherwise provided herein each party hereto shall pay its own costs and expenses, including, without limitation, all fees and disbursements of counsel, incurred by or on behalf of such party in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, that, if a final and binding judgment is obtained by any party to this Agreement against any other party to this Agreement in any action, such judgment debtor shall pay all out-of-pocket costs and expenses (including, without limitation, reasonable fees and disbursements of counsel, accountants, experts, and consultants) incurred by such judgment creditor in connection with or resulting from such action.

(c)           Notices. Any notice, request, claim, demand, or other communication given or made hereunder by any party hereto shall be in writing and shall be given or made by delivery in person, or by reputable overnight business courier service, telecopy, or registered or certified mail (postage prepaid, return receipt requested) to the addressee at its address or telecopier number set forth on the signature page hereto (or to such other address or telecopier number as such party may hereafter specify for such purpose by notice given in accordance with this paragraph). Any notice, request, claim, demand, or other communication given or made hereunder by telecopy shall be followed promptly by a confirmation copy sent by reputable overnight business courier service. Any notice, demand, request, or other communication hereunder shall be effective upon the earliest of: (i) the receipt thereof by the addressee; (ii) the deposit thereof in the mails of the United States of America; provided, however, that the time period in which any response to any such notice, demand, request, or other communication is required to be given shall commence from the date of receipt thereof by the addressee as evidenced by the return receipt with respect thereto; (iii) the rejection or other refusal of delivery thereof by the addressee or any agent of the addressee; or (iv) the failure of delivery thereof as a result of the addressee’s failure to properly give notice hereunder of any change of its address or telecopier number.

(d)          Assignment. Except as otherwise provided herein, no party hereto shall assign its rights or delegate its obligations hereunder by operation of law or otherwise without each other party’s express written consent (which consent may be granted or withheld in such party’s sole and absolute discretion); provided that Investor may assign in whole or in part its rights hereunder to any affiliate thereof without the consent of the Company.

(e)           Amendment; Waiver. No amendment or restatement hereof or supplement or other modification hereto shall be valid or effective unless such amendment, restatement, supplement, or other modification is in writing, expressly refers hereto, and is signed by each party hereto. No consent to, or waiver, discharge, or release of, any term or provision or breach hereof shall be valid or effective unless such consent, waiver, discharge, or release is in writing, expressly refers hereto, and is signed by the party to be bound thereby, and no such consent, waiver, discharge, or release shall constitute a consent, waiver, discharge, or release of any other term or provision hereof or any subsequent breach hereof, whether or not similar in nature, or a subsequent consent, waiver, discharge, or release of the same term, provision, or breach hereof. No failure to exercise or delay in exercising any right, power, or remedy hereunder by either party hereto, including any failure to insist in any instance upon strict, complete, or timely performance or observance by the other party hereto of any term or provision hereof or obligation hereunder, shall constitute a consent, waiver, discharge, or release of any such right, power, or remedy, and no single or partial exercise of any right, power, or remedy by either party hereto shall preclude any other or further exercise of any such right, power, or remedy.

(f)           Entire Agreement. This Agreement, including all annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and courses of conduct and dealing between the parties hereto, with respect to the subject matter hereof.

(g)          Severability. If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable law or

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public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

(h)          Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, whether express or implied, is intended to or shall confer upon any other person any legal or equitable right, power, or remedy of any kind, nature, or description whatsoever under or by reason hereof; provided, however, that the terms and provisions hereof relating to indemnification of any indemnitee not party hereto shall inure to the benefit of such indemnitee.

(i)	Remedies.

(i)           All rights, powers, and remedies hereunder of each party hereto shall, to the fullest extent permitted by law, be cumulative and not alternative, and in addition to all other rights, powers, and remedies of such party, whether specifically granted hereunder or otherwise existing under any law, and may be exercised from time to time and as often and in such order as such party may deem necessary, appropriate, or desirable, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy.

(ii)          The Company hereby acknowledges that irreparable damage would occur, and Investor’s remedies at law would be inadequate, if any term or provision hereof was not performed or observed strictly in accordance herewith, and hereby unconditionally and irrevocably waives any defense that may be available to it that Investor’s remedies at law are adequate or that its injuries are not irreparable. Investor may, without posting any bond or other security and in addition to any remedy available to it at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to it.

(j)           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

(k)          Waiver of Jury Trial. Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby.

(l)           Jurisdiction; Service of Process. Each party hereto hereby unconditionally and irrevocably submits, for itself and its property, to the exclusive jurisdiction of any court of the State of Nevada and any federal court of the United States of America, in either case, sitting in the City of Las Vegas, and any appellate court therefrom (the “Designated Courts”) with respect to any legal actions arising under this Agreement or the transaction contemplated hereby (the “Designated Actions”). All claims with respect to any Designated Action shall be heard and determined in a Designated Court. No party hereto shall commence any Designated Action except in a Designated Court. No party hereto shall, and each party hereto hereby waives any right it may have to: (i) plead or make any objection to the venue of any Designated Court; (ii) plead or make any claim that any Designated Action brought in any Designated Court has been brought in an improper or otherwise inconvenient forum; (iii) plead or make any claim that any Designated Court lacks personal jurisdiction over it; or (iv) seek any punitive damages in any Designated Action. Any final governmental order in any Designated Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The summons and complaint or any other process in any Designated Action may be served by mailing to any of the addresses set forth herein or by hand delivery to an individual of suitable age and discretion at any such address, and any such service shall be deemed to be complete on the date such process is so mailed or delivered and to have the same force and effect as personal service within the State of Nevada.

(m)         Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning, construction, or interpretation of any term or provision hereof.

(n)          Exhibits. Each annex, appendix, exhibit, and schedule hereto is hereby incorporated herein by reference in its entirety.

(o)          Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and

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all of which taken together shall constitute one and the same agreement with the same effect as if such signatures were upon the same instrument.

(p)          Delivery Via Telecopier. Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

GLOBETECH ENVIRONMENTAL, INC. (the “Company”) By: Name: Title:	By: ______________________ (the “Investor”)
ADDRESSES FOR NOTICES
If to the Company: Globetech Environmental, Inc. 20333 S.H. 249, Suite 600 Houston, Texas 77070 Attn: Michael Sanders Telephone: (832)-446-2599 Telecopier: (832)-446-2424	If to Investor: 12560 Neon Way Granada Hills California, CA 91344 Telephone: (818) –366-2292 Telecopier: (___) ______________

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